UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111. N. Canal, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, the Board of Directors (the “Board”) of Potbelly Corporation (the “Company”) appointed Carl Warschausky, 55, as a member of the Board to fill a vacancy. Mr. Warschausky has been designated as a Class II director and will serve until the 2018 annual meeting of the Company’s stockholders or until his successor has been duly elected and qualified. Mr. Warschausky was also appointed to the Audit Committee of the Board. Mr. Warschausky is currently the President and Chief Executive Officer of World Kitchens, LLC, a global manufacturer of household consumer goods.

There are no arrangements or understandings between Mr. Warschausky and any other persons pursuant to which he was selected as a Director. Mr. Warschausky will be eligible to receive the standard compensation paid to non-employee/non-investor directors for 2015 previously disclosed by Potbelly. Neither the Company nor the Board is aware of any transaction in which Mr. Warschausky has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Warschausky will be indemnified by the Company pursuant to the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated By-laws for actions associated with being a director. In addition, the Company has entered into an indemnification agreement with Mr. Warschausky, which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

A copy of the Company’s press release announcing the appointment of Mr. Warschausky is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 14, 2015. At the annual meeting, shareholders voted in favor of the re-election of two incumbent directors, Susan Chapman-Hughes and Dan Levitan, to our Board of Directors and voted in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. The final voting results were as follows:

(1)	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan Chapman-Hughes	13,053,275	1,490,930	8,991,632
Dan Levitan	13,021,284	1,522,921	8,991,632

(2)	Ratification of the appointment of Deloitte & Touche LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,231,508	240,550	63,779	—

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015	Potbelly Corporation

	By:	/s/ Michael Coyne
	Name:	Michael Coyne
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on May 19, 2015.